                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                               OFFER TO EXCHANGE

                     UP TO 6,315,789 SHARES OF COMMON STOCK

                                       OF

                               RSTAR CORPORATION
                                      FOR

                                      CASH

                                      AND

                ORDINARY SHARES OF GILAT SATELLITE NETWORKS LTD.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

        THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

   EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 30, 2002,

                     UNLESS THE EXCHANGE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) (i) if certificates evidencing shares of rStar Common Stock (as defined below) are not immediately available, (ii) if the procedure for delivery by book-entry transfer through the Depository Trust Company ("DTC") cannot be completed prior to the expiration date (as defined in "The Exchange Offer -- Basic Terms; Proration" of the Offer to Exchange/Prospectus), or (iii) if time will not permit all required documents to reach EquiServe (the "Exchange Agent") prior to the expiration date. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Exchange Offer -- Procedure for Tendering Shares of rStar Common Stock -- Guaranteed Delivery" of the Offer to Exchange/Prospectus (as defined below).

                 The Exchange Agent for the Exchange Offer is:

                                   EQUISERVE

           By Mail:                By Overnight Delivery:                By Hand Delivery:
       EquiServe, N.A.                EquiServe, N.A.         Securities Transfer & Reporting Services
        P.O. Box 43025              40 Campanelli Drive                 c/o EquiServe, N.A.
  Providence, RI 02940-3025         Braintree, MA 02184            100 Williams Street, Galleria
      Attn: Reorg Dept.              Attn: Reorg Dept.                   New York, NY 10038
                                                                         Attn: Reorg Dept.
   Facsimile Transmission:     For Confirmation by Telephone:             For Information:
        (781) 575-4826                 (781) 575-4816                      (781) 575-3400

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO rSTAR CORPORATION WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DTC WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (I.E., AN INSTITUTION THAT IS A MEMBER OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM, OR THE STOCK EXCHANGE MEDALLION PROGRAM) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


     The undersigned hereby tenders to rStar Corporation, a Delaware corporation ("rStar"), upon the terms and subject to the conditions set forth in the Offer to Exchange/Prospectus dated March 28, 2002 (as amended or supplemented, the "Offer to Exchange/Prospectus") and the related Letter of Transmittal, including the Instructions thereto which constitute a part thereof (as amended or supplemented, the "Letter of Transmittal," which together with the Offer to Exchange/Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the number of shares of rStar common stock, $0.01 par value per share (the "rStar Common Stock"), specified below pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Procedure for Tendering Shares of rStar Common Stock -- Guaranteed Delivery" of the Offer to Exchange/Prospectus.


Signature(s) ----------------------------------------------------------------

Name(s) of Record Holder(s) ----------------------------------------
                                         (PLEASE PRINT OR TYPE)

Address(es) ------------------------------------------------------------------
                                                                (ZIP CODE)

Area Code and Tel. No.(s) ----------------------------------------

Number of shares to be tendered: -------------------- shares.

Certificate No.(s) (If Available) ----------------------------------------

Dated --------------------, 2002

Taxpayer Identification or Social Security Number --------------------

Check box if Shares will be tendered by Book-Entry Transfer: [ ]

Account Number ------------------------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm which is a member in the Security Transfer Agent's Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), guarantees to deliver to the Exchange Agent, at one if its addresses set forth above, either certificates evidencing the shares of rStar Common Stock tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such shares of rStar Common Stock into the Exchange Agent's account at the Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent's message (as defined in the Offer to Exchange/Prospectus) in the case of a book-entry transfer, and any other required documents, all within three (3) Nasdaq Stock Market trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an agent's message (as defined in "The Exchange Offer -- Procedure for Tendering Shares of rStar Common Stock" of the Offer to Exchange/Prospectus) and certificates evidencing shares of rStar Common Stock to the Exchange Agent within the time period set forth herein. Failure to do so could result in financial loss to the Eligible Institution.

Name of Firm: ------------------------------------------------------------

Address: ------------------------------------------------------------

Zip Code: ------------------------------------------------------------

Area Code and Telephone No.: ----------------------------------------

--------------------------------------------------------------------------------

Authorized Signature

--------------------------------------------------------------------------------

Name: ------------------------------------------------------------------------
      (PLEASE PRINT)

Title: ------------------------------------------------------------------------

Date: --------------------, 2002

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        3